Exhibit 10.1
AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
DATED AS OF OCTOBER 7, 2005
by
and
among
GREEN EQUITY INVESTORS II, L.P.,
KENNETH LEVINE
and
DIAMOND TRIUMPH AUTO GLASS, INC.

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
     THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of October 7, 2005, by and among Green Equity Investors II, L.P., a Delaware limited partnership (“GEI”), Kenneth Levine (the “Executive”), and Diamond Triumph Auto Glass, Inc., a Delaware corporation (the “Company”). Each of the parties to this Agreement (other than the Company) and any other individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof (a “Person”) who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof, including any GEI Transferee or Executive Transferee, is sometimes hereinafter referred to as a “Stockholder.” Kenneth Levine, together with his Permitted Transferees (as defined in Section 2.2(a)), is sometimes hereinafter referred to as the “Executive Stockholders.” GEI, together with its Permitted Transferees, is sometimes hereinafter referred to as the “GEI Parties.”
     In consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.

ORGANIZATIONAL MATTERS
          Section 1.1 Election of Directors.
          (a) The Board of Directors of the Company and each Subsidiary shall consist of five members.
          (b) The Executive Stockholders and, to the extent nomination rights have been assigned thereto, the Executive Transferees (as defined in Section 3.3), collectively, shall have the right to designate three individuals as nominees for election as directors of the Company and as directors of each direct or indirect subsidiary of the Company (each, a “Subsidiary”). Each individual nominated by the Executive Stockholders and/or Executive Transferees for election as a director of the Company pursuant to this Section 1.1(b) is hereinafter called an “Executive Director” and, collectively, such individuals are called the “Executive Directors.”
          (c) GEI and, to the extent nomination rights have been assigned thereto, the GEI Transferees (as defined in Section 3.3), collectively, shall have the right to designate two individuals as nominees for election as directors of the Company and as directors of each Subsidiary. Each individual nominated by GEI and/or the GEI Transferees for election as a director of the Company pursuant to this Section 1.1(c) is hereinafter called a “GEI Director” and, collectively, such individuals are called the “GEI Directors.”
          (d) For the avoidance of doubt, each Executive Director must be reasonably acceptable to (i) GEI, so long as GEI has retained the right to nominate at least one GEI Director and/or (ii) any GEI Transferee who is entitled to nominate at least one GEI Director. Each GEI

Director must be reasonably acceptable to (x) the Executive Stockholders so long as they have retained the right to nominate at least one Executive Director and/or (y) any Executive Transferee who is entitled to nominate at least one Executive Director. For the avoidance of doubt, (A) the individuals named in Section 1.2 shall be deemed acceptable by GEI, the GEI Transferees, the Executive Stockholders and the Executive Transferees, as applicable, and (B) any individual who is an employee, director, member or partner of GEI or any of its Affiliates (other than a limited partner of GEI) shall be deemed acceptable to the Executive Stockholders and the Executive Transferees, as applicable.
          (e) The GEI Parties and GEI Transferees hereby agree to vote their shares of Common Stock in favor of the election of the Executive Directors. The Executive Stockholders and Executive Transferees hereby agree to vote their shares of Common Stock in favor of the election of the GEI Directors.
          (f) If, at any time, any Stockholder entitled to nominate at least one director pursuant to Section 1.1(b) or Section 1.1(c) shall notify the Company and the other Stockholders in writing of such Stockholder’s desire to have removed from the board of directors of the Company (the “Board of Directors”), with or without cause, any director such stockholder so nominated, (i) the Company shall seek action by written consent within two business days following such request to remove such director from the Board of Directors, and the Stockholders shall execute and deliver to the Company any such consent within two business days of receipt thereof or request therefor or (ii) if action by written consent of stockholders is not then permitted by the certificate of incorporation and bylaws of the Company, the Company shall cause a special meeting of stockholders to be held proposing the removal of such director from the Board of Directors as promptly as practicable, and the Stockholders shall, at such meeting, vote their shares of Common Stock in favor of such removal.
          (g) In the event that, following the Release Date (as defined in Section 2.1(b)), any GEI Party Transfers (as defined in Section 2.1) Common Stock to a GEI Transferee in accordance with the provisions of Section 3.3 of this Agreement, GEI may assign the right to nominate one or more GEI Directors pursuant to Section 1.1(c) to such GEI Transferee; provided, that (i) such Transfer is made in accordance with the provisions of this Agreement and (ii) GEI notifies the Company and the other Stockholders of the identity of the GEI Transferee to whom the right to nominate one or more GEI Directors has been assigned and the number of GEI Directors such GEI Transferee shall have the right to nominate for election. In the event that, following the Release Date, any GEI Transferee to whom a right to nominate one or more GEI Directors has been assigned (a transferring party) Transfers Common Stock to another GEI Transferee (a subsequent transferee) in accordance with the provisions of Section 3.3 of this Agreement, the transferring party may assign any right it may have to nominate one or more GEI Directors pursuant to Section 1.1(c) to such subsequent transferee; provided, that (i) such Transfer is made in accordance with the provisions of this Agreement and (ii) the transferring party notifies the Company and the other Stockholders of the identity of the subsequent transferee to whom the right to nominate one or more GEI Directors has been assigned and the number of GEI Directors such subsequent transferee shall have the right to nominate for election. In the event that, following the Release Date, any Executive Stockholder Transfers Common Stock to an Executive Transferee in accordance with the provisions of Section 3.3 of this Agreement, the Executive Stockholders may assign the right to nominate one or more Executive

Directors pursuant to Section 1.1(b) to such Executive Transferee; provided, that (i) such Transfer is made in accordance with the provisions of this Agreement and (ii) the Executive Stockholders notify the Company and the other Stockholders of the identity of the Executive Transferee to whom the right to nominate one or more Executive Directors has been assigned and the number of Executive Directors such Executive Transferee shall have the right to nominate for election. In the event that, following the Release Date, any Executive Transferee to whom a right to nominate one or more Executive Directors has been assigned (a transferring party) Transfers Common Stock to another Executive Transferee (a subsequent transferee) in accordance with the provisions of Section 3.3 of this Agreement, the transferring party may assign any right it may have to nominate one or more Executive Directors pursuant to Section 1.1(b) to such subsequent transferee; provided, that (i) such Transfer is made in accordance with the provisions of this Agreement and (ii) the transferring party notifies the Company and the other Stockholders of the identity of the subsequent transferee to whom the right to nominate one or more Executive Directors has been assigned and the number of Executive Directors such subsequent transferee shall have the right to nominate for election.
          (h) The composition of each committee of the board of directors (or similar body) of the Company and each Subsidiary shall include a number of GEI Directors proportionate to the number of GEI Directors then serving on the Board of Directors and a number of Executive Directors proportionate to the number of Executive Directors then serving on the Board of Directors.
          Section 1.2 Board of Directors and Senior Management.
          (a) Immediately following the execution of this Agreement, the Board of Directors shall consist of the following members:

Name of Director	Type of Nominee
Kenneth Levine	Executive Director

Norm Harris	Executive Director

Meyer Levine	Executive Director

Jonathan D. Sokoloff	GEI Director

Jonathan A. Seiffer	GEI Director
Each of such persons shall hold his or her office until his or her death, resignation or removal or until his or her successor shall have been duly elected and qualified. Each of the parties by signing this Agreement hereby consents to the election of the nominees to such initial Board of Directors as listed above, effective as of immediately following the execution of this Agreement. Except as otherwise agreed by a majority of the Executive Directors and a majority of the GEI Directors, the boards of directors of each Subsidiary shall consist of the same individuals as the Board of Directors of the Company referred to above.
          (b) Immediately following the execution of this Agreement, the senior management of the Company shall consist of the following officers:

Name	Title
Kenneth Levine	Chairman of the Board

Norm Harris	Chief Executive Officer

Michael Sumsky	President and Chief Operating Officer

Douglas Boyle	Chief Financial Officer
          Section 1.3 Vacancies; Action by Stockholders. If a vacancy is created on the Board of Directors by reason of the death, disability, removal or resignation of any director, the party, if any, which under Section 1.1 is entitled to nominate the director whose death, disability, removal or resignation resulted in such vacancy shall be entitled to designate a new nominee to serve as director and (a) the Company shall seek action by written consent, as promptly as practicable following the identification of such nominee, to the election of such nominee as a member of the Board of Directors, and the Stockholders shall join in executing any such consent as promptly as practicable following such request or (b) if action by written consent of stockholders is not then permitted by the certificate of incorporation and bylaws of the Company, the Company shall cause a special meeting of stockholders to be held proposing the election of such nominee to the Board of Directors, and the Stockholders shall, at such meeting, vote their shares of Common Stock in favor of such election.
          Section 1.4 Conduct of Business. Notwithstanding the fact that no vote of the Board of Directors or the Board of Directors of any Subsidiary may be required by applicable law or the certificate of incorporation or bylaws of the Company or such Subsidiary, or that a lesser percentage vote may be specified by law, by the certificate of incorporation or bylaws of the Company or such Subsidiary, by any agreement with any national securities exchange or otherwise, except as otherwise provided or contemplated in this Agreement, the Company shall not and shall not permit any Subsidiary, directly or indirectly, to take or consummate any of the actions referred to in clauses (a) through (y) of this Section 1.4 without the approval of a majority of the Board of Directors and the affirmative approval of the GEI Directors then in office:
          (a) the making, alteration, amendment or repeal of the certificate of incorporation, articles of incorporation, bylaws, partnership agreement, limited liability company agreement, operating agreement, membership agreement or other constituent documents of the Company or any Subsidiary, including the designations of any preferred stock or resolutions establishing any preferred stock;
          (b) (i) the sale of the Company or any Subsidiary or (ii) the merger, consolidation or other business combination of the Company or any Subsidiary with or into any other Person or a statutory share exchange between the Company or any Subsidiary and any other Person;
          (c) (i) the acquisition by the Company or any Subsidiary in any one transaction or series of related transactions, by purchase of securities or assets or otherwise, of any Person, business or other enterprise, or any assets, for an amount in excess of $1,000,000 (other than acquisitions of assets in the ordinary course of business), (ii) the making of any investment (exclusive of amounts on deposit with banks or lending institutions and short term investments of excess cash) in any Person (or group of related Persons) in excess of $1,000,000 in any one transaction or series of related transactions (whether by way of exchange, purchase, capital contribution or otherwise), (iii) authorizing, or making, any loans, advances or guarantees to or for the benefit of any Persons in excess of $1,000,000, in the aggregate, or (iv) the acquisition by the Company or any Subsidiary of an option to make any such acquisition or investment;
          (d) the sale or divestiture in any one transaction or series of related transactions of any division or other business enterprise, or any assets, of the Company or any Subsidiary for an amount in excess of $1,000,000 (other than the sale of inventory and other assets in the ordinary course of business);
          (e) the creation of any material joint venture, partnership or other non-wholly owned entity;
          (f) the declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) or capital return in respect of any capital stock of the Company or any redemption, purchase or other acquisition by the Company or any Subsidiary of any shares of capital stock (other than (i) repurchases of capital stock from employees pursuant to the terms of any agreement entered into by the Company or any Subsidiary after the date hereof, provided that such agreement has been approved pursuant to Section 1.4(i), (ii) repurchases of Common Stock pursuant to Section 3.1 and 3.2 and (iii) repurchases of Common Stock pursuant to Article IX;
          (g) the issuance, delivery, sale, grant, pledge, encumbrance or transfer, whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise, of any shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of capital stock or other equity interests (including, without limitation, partnership or membership interests or any other interest or participation that confers on a Person the right to receive a share of the profits and losses, or distributions of assets) (collectively, “Equity Interests”) or any securities convertible into or exercisable for Equity Interests, other than the issuance of Common Stock pursuant to options approved in accordance with Section 1.4(h);
          (h) the issuance or grant of any stock option or other stock related rights or equity-based rewards pursuant to the Company Stock Option Plan (as defined below) and the approval of any proposed transfer by the employee of any Common Stock acquired thereunder for so long as such transfer is restricted under the terms of the Company Stock Option Plan;
          (i) the grant, enactment, implementation or authorization of any compensation plan or arrangement, including any incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) for the members of senior management of the Company or any Subsidiary

(which shall be deemed to include the Executive Stockholders) or entering into any agreement that provides for the acquisition by the Company or any Subsidiary of any shares of Common Stock;
          (j) (i) the election, appointment, removal or other termination of any member of senior management or change in any material respect the duties of such member, or (ii) the entry into, amendment or termination of, or waiver of any material provisions under, any employment, severance, consulting or other agreement with any member of senior management;
          (k) (i) the incurrence, creation, assumption, guarantee or otherwise becoming liable with respect to any indebtedness for borrowed money (including, without limitation, capitalized lease obligations) in excess of $1,000,000 aggregate principal amount, except pursuant to the Company’s existing revolving credit facility (the “Credit Agreement”), (ii) the amendment or modification of, or seeking or obtaining of any waiver under, the Credit Agreement, (iii) the issuance or sale of any debt securities of the Company or any Subsidiary, (iv) the assumption, guarantee or endorsement, or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for, the obligations of any Person (other than as permitted in Section 1.4(c)(iii), obligations of Subsidiaries, and the endorsements of negotiable instruments for collection in each such case in the ordinary course of business), (v) refinancing, refunding, substituting or renewing existing indebtedness, or (vi) entering into or materially amending any contract, agreement, commitment or arrangement to effect any of the transactions prohibited by this clause (k);
          (l) the creation, incurrence, assumption of, or the suffering to exist of, any lien, pledge, charge, security interest or encumbrance of any kind (“Lien”) upon assets of the Company having an aggregate fair market value in excess of $1,000,000 (excluding Liens pursuant to the Credit Agreement upon the assets of the Company or any Subsidiary);
          (m) (i) the approval or amendment of the consolidated annual operating and capital budgets of the Company and its Subsidiaries or (ii) the making of any capital expenditures not otherwise provided for in the approved capital budget in excess of $1,000,000 in the aggregate;
          (n) engaging in any business which was not being conducted by the Company or any Subsidiary as of the date of this Agreement, other than reasonably related extensions of the businesses conducted by the Company and any Subsidiary on the date of this Agreement, or ceasing to be engaged in any material line of business engaged in by the Company or any Subsidiary as of the date of this Agreement;
          (o) entering into, amending, modifying, terminating or making any determination with respect to the extension or termination of any agreement, contract or arrangement with GEI, any Executive Stockholder, any GEI Transferee, any Executive Transferee or any of their respective Affiliates (as defined in Section 2.6(a));
          (p) engaging, retaining, paying or agreeing to pay the fees or expenses of any third party consultant or advisor other than in the ordinary course of business consistent with past practice;

          (q) instituting, voluntarily dismissing, terminating or settling any litigation or arbitration against the Company, any Subsidiary or any other Person involving claims or damages to the Company or any Subsidiary in excess of $250,000;
          (r) filing any petition by or on behalf of the Company or any Subsidiary seeking relief, or consenting to the institution of any proceeding against the Company or any Subsidiary seeking to adjudicate it as bankrupt or insolvent, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;
          (s) liquidating, dissolving, reorganizing or recapitalizing the Company or any Subsidiary;
          (t) selecting, or changing, the auditors of the Company or any Subsidiary or changing or modifying the accounting policies of the Company or any Subsidiary other than as required by United States generally accepted accounting principles (“GAAP”);
          (u) entering into any contract or other agreement or arrangement (or series of related contracts, agreements or arrangements) involving anticipated receipts or expenditures or otherwise having a total value over the term of such contract, agreement or arrangement (without any present value discount) greater than $1,000,000, except for those contracts or other agreements or arrangements entered into by the Company or any Subsidiary in the ordinary course of business;
          (v) any increase or decrease in the number of persons constituting the Board of Directors of the Company or any Subsidiary;
          (w) the authorization of any public offering of securities of the Company for the account of the Company or any other person;
          (x)      (i) the approval of the provision of indemnification on behalf of any officer or director of the Company or its Subsidiaries or (ii) the selection or approval of counsel to the Company; or
          (y) except as otherwise contemplated by this Section 1.4, the entering into of any contract, agreement, arrangement or commitment to do, the authorization, approval, ratification or confirmation of, or the delegation of the power to act on behalf of the Company or any Subsidiary or the Board of Directors in respect of, any of the foregoing.
For purposes of this Agreement, “Company Stock Option Plan” means a stock option plan which may be adopted by the Company relating to the issuance of options (to acquire Common Stock of the Company) to employees of the Company or a Subsidiary.
          Section 1.5 Meetings of Board of Directors. The Board of Directors shall meet on a regular basis, but in no event less than once every calendar quarter.
          Section 1.6 Information Reporting. The Company will deliver, or cause to be delivered to GEI, each Executive Stockholder and each GEI Transferee or Executive Transferee, if applicable, (a) as promptly as practicable, such financial and operating information as each shall reasonably request and (b) as promptly as practicable, but in no event later than the date specified with respect to the relevant report, financial or other information in the Company’s Credit Agreement, such reports, financial and other information required to be delivered by the Company or any Subsidiary to the lenders pursuant to the Company’s Credit Agreement. In the event the Company’s Credit Agreement is terminated, the Company will continue to deliver such reports, financial and other information to GEI, each Executive Stockholder and each GEI Transferee or Executive Transferee, if applicable, on the timetable that would have been applicable had the Company’s Credit Agreement not been terminated. The recipients of such reports, financial and other information shall keep such materials and information confidential.
ARTICLE II.
RESTRICTIONS ON TRANSFER
          Section 2.1 Restrictions on Transfer.
          (a) Each Stockholder agrees that it will not, directly or indirectly, sell, hypothecate, give, convey, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of (any such event, a “Transfer”) any shares of Common Stock now owned or hereafter acquired by such Person (or any interest therein) to any other Person, except as expressly permitted by this Agreement.
          (b) Any GEI Party or GEI Transferee may Transfer Common Stock if (i) (a) the Transfer occurs subsequent to the first anniversary of this Agreement (the “Release Date”), (b) such GEI Party or GEI Transferee complies with the other terms and conditions of this Agreement (including Article III) and (c) such Transfer is for consideration consisting solely of cash and/or Marketable Securities or (ii) the Transfer is pursuant to Article IX hereof.
          (c) Any Executive Stockholder or Executive Transferee may Transfer Common Stock if (a) the Transfer occurs subsequent to the Release Date, (b) such Executive Stockholder or Executive Transferee complies with the other terms and conditions of this Agreement (including Article III) and (c) such Transfer is for consideration consisting solely of cash and/or Marketable Securities.
          Section 2.2 Permitted Transfers.
          (a) Notwithstanding anything to the contrary contained in this Agreement (but subject to Section 2.3 and Section 2.4 hereof), the Executive or a GEI Party may, without complying with the obligations of Sections 3.1-3.3 hereof or Article IV hereof, Transfer Common Stock to any Permitted Transferee (as hereinafter defined) of such Stockholder; provided, however, that such Transfer shall be subject to the Permitted Transferee’s delivery to the Company and the other Stockholders of a duly executed agreement to be bound by the terms of this Agreement to the same extent applicable to the transferor and to Transfer the Transferred Common Stock back to the transferor if the Permitted Transferee ceases to be a Permitted Transferee of such Stockholder. “Permitted Transferee” means (a) in the case of the Executive, (i) any successor by death, (ii) any corporation or other entity at least fifty-one percent (51%) of the equity securities of which are owned, beneficially and of record, by the Executive and over which the Executive has the sole right to elect or appoint at least a majority of the members of the board of directors or Persons performing similar functions, or (iii) any trust, partnership, limited liability company or other entity established for the benefit of the Executive and/or members of the Executive’s immediate family, provided that the Executive or his current spouse is the sole trustee of (or are the only individuals having similar controlling positions with respect to) such trust or other entity and (b) in the case of a GEI Party, an Affiliate of GEI. Any notice or/other document required to be delivered to a Permitted Transferee pursuant to this Agreement shall be deemed delivered for all purposes if delivered to the Stockholder who Transferred Common Stock to such Permitted Transferee. Each Permitted Transferee shall be deemed a Stockholder for all purposes of this Agreement.
          (b) Notwithstanding anything to the contrary contained in this Agreement (but subject to Section 2.3 and Section 2.4 hereof), an Executive Transferee or GEI Transferee may, without complying with the obligations of Sections 3.1-3.3 hereof or Article IV hereof, Transfer Common Stock to any controlled Affiliate of such an Executive Transferee or GEI Transferee; provided, however, that such Transfer shall be subject to the transferee’s delivery to the Company and the other Stockholders of a duly executed agreement to be bound by the terms of this Agreement to the same extent applicable to the transferor and to Transfer the Transferred Common Stock back to the transferor if such transferee ceases to be a controlled Affiliate of the transferor.
          Section 2.3 Compliance with Securities Laws. No Stockholder shall Transfer any Common Stock, and the Company shall not transfer on its books any shares of Common Stock, unless:
          (a) (i) such Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), and is in compliance with any applicable state securities or blue sky laws or (ii) such Stockholder shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and any applicable state securities or blue sky laws and such Transfer shall not require the Company to register (or result in the Company being required to register) any securities (or any Transfer thereof) pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “Commission”) thereunder (the “Exchange Act”); and
          (b) the certificates, if any, representing such Common Stock issued to the transferee shall bear the following legend (or one to substantially similar effect):
“The shares represented by this certificate (the “Shares”) have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Shares have been acquired for investment and may not be sold, pledged or hypothecated in the United States in the absence of an effective registration statement for the Shares under the Securities Act or an exemption thereunder. The Shares are subject to restrictions contained in a Stockholders Agreement, dated as of August ___, 2005. The

Stockholders Agreement contains, among other things, certain provisions relating to the transfer of the Shares. No transfer, sale, assignment, pledge, hypothecation or other disposition of the Shares, directly or indirectly, may be made except in accordance with the provisions of such Stockholders Agreement. The holder of this certificate, by acceptance of this certificate, agrees to be bound by all of the provisions of such Stockholders Agreement applicable to the Shares.”
provided, however, that the conditions set forth in Section 2.3(b) shall not apply to any sale of Common Stock pursuant to (x) an effective registration statement under the Securities Act or (y) Rule 144 promulgated under the Securities Act (“Rule 144”); provided, that such sale is not made prior to a Public Offering Event (as defined in Section 5.1).
          Section 2.4 Improper Transfer. Any attempt to Transfer or otherwise encumber any Common Stock in violation of this Agreement shall be null and void and neither the Company nor any registrar or transfer agent of such Common Stock shall give any effect to such attempted Transfer or encumbrance in its stock records.
          Section 2.5 Involuntary Transfer. In the case of any Transfer of title or beneficial ownership of Common Stock upon default, foreclosure, forfeit, court order or otherwise than by a voluntary decision on the part of a Stockholder (an “Involuntary Transfer”), such Stockholder, as the case may be (or such Stockholder’s legal representatives, as the case may be) shall promptly (but in no event later than two (2) business days after such Involuntary Transfer) furnish written notice to the Company and the other Stockholders, indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom such Common Stock has been Transferred, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Nothing in this Section 2.5 shall be deemed to vest any Person who becomes a holder of Common Stock pursuant to an Involuntary Transfer with any rights under this Agreement. A Transfer effected by GEI pursuant to Article XI hereof shall not constitute an Involuntary Transfer hereunder.
          Section 2.6 Certain Definitions. For purposes of this Agreement:
          (a) An “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with the first Person.
          (b) The term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether though the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, an individual human being cannot be “controlled by” another Person and no Executive Stockholder shall be deemed an Affiliate of any GEI Party.
          (c) “Marketable Securities” means any securities that are freely tradable by the holder thereof on one or more established public markets, including, but not limited to, any securities (A) which are listed or traded on a United States national securities exchange or the

NASDAQ Stock Market or (B) quoted on an established quotation system within or outside the United States that supports sufficient trading activity and volume to allow for the orderly disposition of such securities by the holders thereof.
ARTICLE III.
TRANSFER PROCEDURE; RIGHT OF FIRST REFUSAL
          Section 3.1 Right of First Refusal.
          (a) If, (i) following the Release Date, the Executive shall have received, and desires to accept, a bona fide arms’ length written offer (a “Bona Fide Offer”) from one or more Outside Parties (as hereinafter defined) for the purchase of Common Stock, (or the Executive shall have made a Bona Fide Offer for the sale of Common Stock and one or more Outside Parties desires to accept such Bona Fide Offer) for consideration consisting of cash or Marketable Securities, or (ii) an Executive Stockholder permits or suffers an Involuntary Transfer of any or all of such Executive Stockholder’s shares of Common Stock of the Company, then such Stockholders shall give a notice in writing (the “Transfer Notice”) to the Company and GEI setting forth such desire or providing notice of such Involuntary Transfer, which notice, in the case of a Bona Fide Offer, shall include the name and address of the Outside Party or Outside Parties making such Bona Fide Offer and the price and other material terms and conditions thereof and shall be accompanied by a copy of the Bona Fide Offer and, in the case of an Involuntary Transfer, shall contain the information required to be set forth in such notice by Section 2.5. Upon receipt of such Transfer Notice, GEI shall have an option to purchase, in the aggregate, all (but not part) of the Common Stock described in the Transfer Notice (i) in the case of a Bona Fide Offer, at the per share cash price specified in the Transfer Notice or, if the Transfer Notice describes a Transfer of Common Stock for Marketable Securities, for a cash price to be determined in accordance with Section 3.5 (the “Share Price”) or (ii) in the case of an Involuntary Transfer, at a purchase price (the “Involuntary Transfer Price”) equal to (A) prior to a Public Offering Event, the fair market value of such shares, as determined by the Board of Directors in good faith or (B) if there shall be a public market for the Common Stock, the average of the daily market prices for each day during the 30 consecutive trading days commencing 45 business days before such date as of which such a price can be established in the manner set forth in the following sentence. The market price for each such business day shall be the last sale price on such day as reported in the consolidated last sale reporting system or as quoted in the National Association of Securities Dealers Automated Quotation System, or if such last sale price is not available, the average of the closing bid and asked prices as reported, or in any other case the highest bid price quoted for such day as reported by The Wall Street Journal and the National Quotation Bureau pink sheets. If GEI desires to exercise the option set forth in the preceding sentences, it shall deliver a notice (an “Election Notice”) to the relevant Stockholder and the Company within twenty (20) days of receipt of the Transfer Notice (the “Election Period”). In the event GEI does not deliver an Election Notice before the end of the Election Period, then the Company shall have the option to purchase, in the aggregate, all (but not part) of the Common Stock described in the Transfer Notice at the Share Price or Involuntary Transfer Price, as applicable, by delivery of an Election Notice to the relevant Stockholder within ten (10) days after the expiration of the Election Period. For the avoidance of doubt, GEI may assign the right to exercise all or part of the option to purchase Common Stock described in a particular Transfer Notice to one or more of its Affiliates, in which case (a) the Election Notice shall specify the Persons exercising such option and the number of shares of Common Stock to be acquired by each such assignee (provided that, in any event, all shares of Common Stock specified in the relevant Transfer Notice shall be purchased) and (b) references to GEI in this Article III shall be deemed to refer to such assignees (or GEI and such assignees, as applicable) as appropriate to reflect such assignment. With respect to any Stockholder, an “Outside Party” means a third Person who is not an Affiliate of such Stockholder.
          (b) If, (i) following the Release Date, any GEI Party shall have received, and desires to accept, a Bona Fide Offer from one or more Outside Parties for the purchase of Common Stock, (or any GEI Party shall have made a Bona Fide Offer for the sale of Common Stock and one or more Outside Parties desires to accept such Bona Fide Offer) for consideration consisting of cash or Marketable Securities or (ii) a GEI Party permits or suffers an Involuntary Transfer of any or all of such GEI Party’s shares of Common Stock of the Company, then such Stockholders shall give a Transfer Notice to the Company and the Executive setting forth such desire or providing notice of such Involuntary Transfer, which notice, in the case of a Bona Fide Offer, shall include the name and address of the Outside Party or Outside Parties making such Bona Fide Offer and the price and other material terms and conditions thereof and shall be accompanied by a copy of the Bona Fide Offer and, in the case of an Involuntary Transfer, shall contain the information required to be set forth in such notice by Section 2.5. Upon receipt of such Transfer Notice, the Executive shall have an option to purchase, in the aggregate, all (but not part) of the Common Stock described in the Transfer Notice at the Share Price or Involuntary Transfer Price, as applicable. If the Executive desires to exercise the option set forth in the preceding sentence, he shall deliver an Election Notice to GEI and the Company within the Election Period. In the event the Executive does not deliver an Election Notice before the end of the Election Period, then the Company shall have the option to purchase, in the aggregate, all (but not part) of the Common Stock described in the Transfer Notice at the Share Price or Involuntary Transfer Price, as applicable, by delivery of an Election Notice to GEI within ten (10) days after the expiration of the Election Period. For the avoidance of doubt, the Executive may assign the right to exercise all or part of the option to purchase Common Stock described in a particular Transfer Notice to one or more Permitted Transferees of the Executive, in which case (a) the Election Notices shall specify the Persons exercising such option and the number of shares of Common Stock to be acquired by each such assignee (provided that, in any event, all shares of Common Stock specified in the relevant Transfer Notice shall be purchased) and (b) references to the Executive in this Article III shall be deemed to refer to such assignees as appropriate to reflect such assignment.
          (c) In the event that the Executive or GEI (an “Assignor”) assigns the right to exercise all or any part of a right of first refusal described in this Section 3.1 to an Affiliate or Permitted Transferee, the ability of such Affiliate or Permitted Transferee to exercise the right of first refusal and purchase Common Stock pursuant thereto shall be subject to such Affiliate’s or such Permitted Transferee’s agreement to be bound by the terms and conditions of this Agreement to the same extent as the Assignor and to Transfer any Common Stock so acquired back to the Assignor in the event that the Affiliate or Permitted Transferee ceases to be an Affiliate or Permitted Transferee of the Assignor.

          (d) Any determination (a “Purchase Determination”) to be made by the Company with respect to whether the Company will exercise the right to purchase shares of Common Stock pursuant to Section 3.1 and Section 3.2 shall be made (i) by a majority of the GEI Directors, in the case of a proposed Transfer by any Executive Stockholder and (ii) by a majority of the Executive Directors in the case of a proposed Transfer by any GEI Party. In the event the approval of a greater number of members of the Board of Directors is required under applicable law in order for the Company to make a Purchase Determination, then (x) in the case of a proposed Transfer by any Executive Stockholder, each Executive Director shall vote in the same manner as the majority of the GEI Directors votes in respect of such Purchase Determination and (y) in the case of a proposed Transfer by any GEI Party, each GEI Director shall vote in the same manner as the majority of Executive Directors votes in respect of such Purchase Determination. The GEI Parties and the Executive Stockholders shall cause each of the GEI and Executive Directors, respectively, to comply with the provisions of this Section 3.1(d).
          Section 3.2 Obligation to Purchase and Sell; Closing. If any Executive Stockholder, GEI or the Company delivers an Election Notice, then it shall be obligated to purchase, and the relevant Stockholder shall be obligated to sell, the Common Stock described in such Election Notice at the cash price and on the other terms indicated in the Bona Fide Offer (subject to Section 3.5), except that the closing of such purchase and sale shall be held on the twentieth business day after the expiration of the Election Period at 10:30 a.m., local time, at the principal executive office of the Company in Pennsylvania, or at such other time and place as the parties to such purchase and sale may mutually agree.
          Section 3.3 Transfer to Outside Party. In the event that, following the Release Date, a Stockholder has complied with the provisions of Section 3.1 and no Election Notice is delivered pursuant thereto, such Stockholder may, subject to the provisions of Section 2.2 and Section 2.3 hereof and compliance with the provisions of Article IV hereof, Transfer the Common Stock described in the Transfer Notice to the Outside Party specified therein, but only for consideration consisting solely of cash and/or Marketable Securities and on terms and conditions that are no more favorable in any material respect to the Outside Party than those specified in such Transfer Notice; provided, that (a) such Outside Party shall duly execute and deliver to the Company and the other Stockholders an agreement to be bound by the terms of this Agreement as a “GEI Transferee” or “Executive Transferee”, as applicable (and not as an Executive Stockholder or GEI Party), and (b) the closing of such Transfer takes place within ninety (90) business days of the termination of the Election Period. In addition, subject to the limitations contained in Section 5.2(a), in connection with any such Transfer to an Outside Party, the transferring Stockholder may assign the right to effect Demands (as defined in Section 5.2) and/or participate in piggyback registrations pursuant to Article V hereof. Any election by the Company or a Stockholder not to exercise its rights under this Article III in any particular instance, shall not constitute a waiver of its rights under Article II or this Article III in connection with any other proposed Transfer of Common Stock. For purposes of this Agreement, “GEI Transferee” means any Outside Party to whom a GEI Party (or a prior GEI Transferee) Transfers Common Stock pursuant to this Section 3.3, and “Executive Transferee” means any Outside Party to whom an Executive Stockholder (or a prior Executive Transferee) Transfers Common Stock pursuant to this Section 3.3.
          Section 3.4 Actions at Closing. At any closing held pursuant to this Article III:

          (a) The purchase price for the purchase for the relevant shares of Common Stock shall be paid in cash (by wire transfer of immediately available funds to an account specified in writing by the recipients thereof at least three (3) business days prior to the date of such closing) or by certified or official bank check.
          (b) The relevant Stockholders shall deliver all certificates, if any, which represent the shares of Common Stock to be sold at such closing, duly endorsed for transfer with signatures guaranteed, to the purchasers thereof and shall authorize the Company (or the Company’s transfer agent, if any) to record in the Company’s books and records the transfer to such purchasers of the shares of Common Stock to be sold, including any shares of Common Stock not evidenced by certificates.
          (c) The relevant Stockholders shall take all actions the purchasers shall reasonably request as necessary to vest in the applicable purchasers all shares of Common Stock being sold, whether in certificated or uncertificated form, free and clear of all liens, charges and encumbrances of any kind.
          (d) In the event a purchase of Common Stock pursuant to Section 3.2 by the Company shall be prohibited by law or would cause a default under the terms of any indenture or loan agreement or other instrument to which the Company or any of its Subsidiaries may be a party, the obligations of the Executive, GEI and the Company pursuant to this Article III shall be suspended until the earlier of (i) the date that is the date that is 180 days after the delivery of the Election Notice, and (ii) such time as such prohibition first lapses or is waived and no such default would be caused.
          Section 3.5 Consideration. If a Transfer Notice or Preemptive Rights Notice (as defined in Section 4.7(c)) specifies consideration consisting of Marketable Securities, then such consideration shall be valued based upon the closing price for such Marketable Securities on the primary market therefor on the day prior to the date of the Transfer Notice or Preemptive Rights Notice, as applicable.
ARTICLE IV.
TAG-ALONG RIGHTS
          Section 4.1 Right to Participate in Sale.
          (a) Subject to Section 4.6, if any Executive Stockholder or GEI Party (a “Transferring Party”) proposes to Transfer shares of Common Stock (a “Tag-Along Sale”) to a third party that is not a Permitted Transferee and such shares are not acquired pursuant to Section 3.1 or Section 3.2, then the Transferring Party shall afford the relevant Tag-Along Stockholders (as hereinafter defined) the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Article IV. “Tag-Along Stockholder” means (i) with respect to any proposed Transfer by an Executive Stockholder, the GEI Parties, GEI Transferees, the other Executive Stockholders and any Executive Transferee to whom tag-along rights were granted in connection with the Transfer of Common Stock to such Executive Transferee and (ii) with respect to any proposed Transfer by a GEI Party, the Executive Stockholders, Executive Transferees, the other GEI Parties and any GEI Transferee to whom tag-along rights were granted in connection with the Transfer of Common Stock to such GEI Transferee. Each Tag-Along Stockholder shall have a proportionate right, but not the obligation, to participate in such Tag-Along Sale. The number of shares of Common Stock (the “Tag-Along Allotment”), that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale shall be determined by multiplying (a) the number of shares of Common Stock beneficially owned by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date by (b) a fraction (the “Tag-Along Fraction”), the numerator of which shall equal the number of shares of Common Stock proposed by the Transferring Party to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of shares of Common Stock that are beneficially owned by the Transferring Party (and, to the extent Common Stock has been Transferred thereto by the Transferring Party, its Permitted Transferees or Affiliates, as applicable) as of the close of business on the day immediately prior to the Tag-Along Notice Date.
          Section 4.2 Sale Notice. The Transferring Party shall provide each Tag-Along Stockholder with written notice (the “Tag-Along Sale Notice”) not more than sixty (60) nor less than twenty-five (25) days prior to the proposed date of the Tag-Along Sale (the “Tag-Along Sale Date”). Each Tag-Along Sale Notice shall set forth: (i) the number of shares of Common Stock proposed to be transferred or sold by the Transferring Party; (ii) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by each proposed purchaser; (iii) the aggregate number of shares of Common Stock held of record by the Transferring Party as of the close of business on the day immediately preceding the date of the Tag-Along Notice (the “Tag-Along Notice Date”); (iv) such Tag-Along Stockholder’s Tag-Along Allotment(s) assuming such Stockholder elected to sell the maximum number of shares of Common Stock as possible; (v) confirmation that the proposed purchaser or transferee has been informed of the “Tag-Along Rights” provided for in this Article IV and has agreed to purchase the Common Stock in accordance with the terms hereof; and (vi) the Tag-Along Sale Date.
          Section 4.3 Tag-Along Notice.
          (a) If a Stockholder entitled to do so wishes to participate in the Tag-Along Sale, such Stockholder shall provide written notice (the “Tag-Along Notice”) to the Transferring Stockholder with copies to the other Tag-Along Stockholders at the address for notices determined in accordance with Article VII, within fifteen (15) days following the receipt of the Tag-Along Sale Notice. The Tag-Along Notice shall set forth the number of shares of Common Stock, that such Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Stockholder’s Tag-Along Allotment. The Tag-Along Notice shall also specify the aggregate number of additional shares of Common Stock, as applicable, owned of record as of the close of business on the day immediately preceding the Tag-Along Notice Date by such Stockholder, if any, which such Stockholder desires also to include in the Tag-Along Sale (“Additional Shares”) in the event there is any under-subscription for the entire amount of all Stockholders’ Tag-Along Allotments. The Tag-Along Notice given by each Stockholder shall constitute such Stockholder’s binding agreement to sell the Common Stock specified in such Tag-Along Notice (including any Additional Shares to the extent such Additional Shares are to be included in the Tag-Along Sale pursuant to the apportionment described herein) on the terms and conditions applicable to the Tag-Along Sale, subject to the provisions of Section 4.4;

provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to any Stockholder after such Stockholder gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, such Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Common Stock affected thereby.
          (b) If the aggregate number of shares of Common Stock proposed to be included by the Stockholders in any Tag-Along Sale (without taking into account any Additional Shares) is less than the aggregate Tag-Along Allotments of all of the Stockholders entitled to participate therein (such difference, the “Excess Allotment”), then the Excess Allotment shall be allocated among the Transferring Party and the Stockholders who have indicated a desire to sell Additional Shares pursuant to a Tag-Along Notice pro rata based upon the number of shares of Common Stock beneficially owned by each of them as of the close of business on the day immediately prior to the Tag-Along Notice Date; provided that if application of the foregoing provision does not result in allocation of the entire Excess Allotment, then the balance shall be allocated among the Transferring Party and the Stockholders with remaining Additional Shares pro rata based upon the number of shares of Common Stock, beneficially owned by each of them as of the close of business on the day immediately prior to the Tag-Along Notice Date and so on until the entire Excess Allotment has been allocated. The Transferring Party shall notify each Stockholder with Additional Shares to be included in the Tag-Along Sale of the number of such Additional Shares to be so included no later than the fifth (5th) day prior to the Tag-Along Sale Date.
          (c) If a Tag-Along Notice is not received by a Transferring Party from any Stockholder within the 15-day period specified above, the Transferring Party shall have the right to sell or otherwise transfer the number of shares specified in the Tag-Along Notice to the proposed purchaser or transferee without any participation by such Stockholder, but only on terms and conditions which are no more favorable in any material respect to the Transferring Party, as applicable, than as are stated in the Tag-Along Notice and only if such Tag-Along Sale occurs on a date within sixty (60) business days of the Tag-Along Sale Date. If such Tag-Along Sale does not occur within such sixty-day period, the Common Stock that was to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the provisions of this Article IV.
          (d) All calculations and allocations of Tag-Along Allotments and Excess Allotments shall be made by aggregating shares of Common Stock held by the Transferring Party and, to the extent Common Stock has been Transferred thereto by the Transferring Party, its Permitted Transferees and/or Affiliates, on the one hand, and any particular Stockholder and, to the extent Common Stock has been Transferred thereto by such Stockholder, its Permitted Transferees and/or Affiliates, on the other hand. Once such calculation and/or allocation has been determined, the particular Stockholder and its Permitted Transferees and/or Affiliates may determine among themselves, which shall participate in any particular Tag-Along Sale and the number of shares of Common Stock (within the relevant allotment) to be sold by each of them; provided, that such allocation shall be specified in the Tag-Along Notice.
          Section 4.4 Terms of Tag-Along Sale; Cooperation. The participating Stockholders shall cooperate in good faith with the Transferring Party and the Company in connection with the consummation of any Tag-Along Sale. Any sales of Common Stock by a Stockholder as a result of the “Tag-Along Rights” provided under this Article IV shall be on the same terms and conditions as the proposed Tag-Along Sale by the Transferring Party; provided that no Stockholder seeking to sell its Common Stock in a Tag-Along Sale shall be required to make representations and warranties other than with respect to title to such Stockholder’s Common Stock, authority to enter into the relevant transaction and other customary matters as to which a seller of a minority interest would make representations and warranties in a similar situation.
          Section 4.5 Authority to Record Transfer/Delivery of Certificates. On the Tag-Along Sale Date, each Stockholder, if a participant in the applicable Tag-Along Sale, (a) authorizes the Company (or the Company’s transfer agent, if any) to record in the Company’s books and records the transfer of all of such Stockholder’s Common Stock included in such Tag-Along Sale which are not represented by one or more certificates, from the Stockholder to the purchaser in the Tag-Along Sale and (b) shall deliver all certificates, if any, which represent Common Stock owned by such Stockholder included in such Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the purchaser in the Tag-Along Sale, in the manner and at the address indicated in the Tag-Along Notice, in each case against delivery of the purchase price for such shares. In addition, each Stockholder, if a participant in the applicable Tag-Along Sale, shall take all action the Transferring Party or the purchaser in the Tag-Along Sale shall reasonably request as necessary to vest in the purchaser in the Tag-Along Sale all Common Stock owned by such Stockholder included in such Tag Along Sale, whether in certificated or uncertificated form, free and clear of all liens, charges and encumbrances of any kind.
          Section 4.6 Exempt Transfers. The provisions of this Article IV shall not apply to (a) any sale of Common Stock in an underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act, either in connection with or following the consummation of a Public Offering Event, or following the consummation of a Public Offering Event, pursuant to Rule 144 thereunder or as trades effected on any stock exchange or quotation system after the restrictions of Rule 144 no longer apply; (b) any GEI Distribution (as defined in Article XI) or any transaction pursuant to Article IX.
          Section 4.7 Preemptive Rights.
          (a) In the event of a Company Preemptive Rights Transaction (as defined below), the Executive Stockholders, the GEI Parties and each GEI Transferee and Executive Transferee (the “Preemptive Rights Holders”) shall have the preemptive right (the “Preemptive Right”) to purchase Covered Securities (as defined below) on the terms and subject to the conditions of this Section 4.7. The Company agrees that it will not issue or sell Covered Securities in a Company Preemptive Rights Transaction without first complying with the provisions of this Section 4.7.
          (b) For purposes of this Section 4.7:
     (i) The “Aggregate Percentage” of a Preemptive Rights Holder with respect to Common Stock, as of a specified date, means the percentage determined by dividing (A) the aggregate number of outstanding shares of

Common Stock held by such Preemptive Rights Holder on such date by (B) the aggregate number of outstanding shares of Common Stock, (other than treasury shares) as of such date.
     (ii) A “Company Preemptive Rights Transaction” means any issuance by the Company of Covered Securities (other than the sale of Common Stock to the Executive on the date hereof) prior to the occurrence of a Public Offering Event; provided, however, that none of the following shall be deemed to be a Company Preemptive Rights Transaction: (A) the issuance to directors, officers, employees and consultants of the Company and Subsidiaries of restricted Common Stock and/or stock options exercisable for shares of Common Stock pursuant to the Company Stock Option Plan, as well as the issuance of Common Stock upon the exercise of such options; or (B) the issuance of Covered Securities in connection with (1) any arms-length merger, consolidation, share exchange or similar transaction of the Company or any of its Subsidiaries with any other Person or (2) the arms-length strategic acquisition by the Company or any of its Subsidiaries of the capital stock (or other equity interests) or assets of any other Person.
     (iii) “Covered Security” means any equity security of the Company and any Derivative Security.
     (iv) “Derivative Security” means any security of the Company or any of its Subsidiaries exercisable for, or convertible or exchangeable into, an equity security of the Company, including options, warrants and convertible debt securities.
          (c) Such Preemptive Right will be offered to each Preemptive Rights Holder (such offer, the “Preemptive Rights Offer”) pursuant to a written notice from the Company, delivered no less than 30 days and no more than 60 days prior to the proposed Company Preemptive Rights Transaction, offering such Preemptive Rights Holders the Covered Securities on the same terms and conditions as offered to the other proposed purchaser(s) in the Company Preemptive Rights Transaction (such written notice, the “Preemptive Rights Notice”). The Preemptive Rights Notice will specify the material terms and conditions of the offering, including (i) the aggregate offering amount and offering price per share, (ii) the identity of each proposed purchaser, (iii) the number of Covered Securities proposed to be acquired by each proposed purchaser, and (iv) all written financial information and other disclosures provided by the Company to any other proposed purchaser in such offering.
          (d) Each Preemptive Rights Holder will have 20 days from the date of the Preemptive Rights Notice to notify the Company and other Preemptive Rights Holders in writing of its binding acceptance of such Preemptive Rights Offer (a “Subscription Notice”), on the same terms and conditions as set forth in such Preemptive Rights Offer, with respect to all or any portion of the Covered Securities which is offered to such Preemptive Rights Holder pursuant to the Preemptive Rights Offer; provided, that, if at the time of the delivery of the Preemptive Rights Notice, the Company is unable to specify the price or other consideration for which the Covered Securities are to be sold, then (i) the Company shall (A) use commercially reasonable efforts to include in the Preemptive Rights Notice as much information as possible regarding the contemplated pricing of the transaction and (B) notify the Preemptive Rights Holders as promptly as practicable after delivery of the Preemptive Rights Notice of the final pricing and (ii) each Preemptive Rights Holder shall have at least 5 business days following the receipt of final pricing information to deliver a Subscription Notice.
          (e) If the Company Preemptive Rights Transaction is consummated, each Preemptive Rights Holder delivering a Subscription Notice shall have the right to purchase from the Company, and the Company shall be required to sell to each such Preemptive Rights Holder, at the proposed issuance price, the number of Covered Securities specified in such Preemptive Rights Holder’s Subscription Notice, but not to exceed an amount of Covered Securities (rounded up to avoid fractional Covered Securities) equal to (i) if the Covered Securities consist of shares of Common Stock, such number of additional shares of Common Stock, as shall enable such Preemptive Rights Holder to maintain its then current Aggregate Percentage and (ii) in the case of any other Covered Securities, the product of (A) the total number of Covered Securities proposed to be issued multiplied by (B) a fraction, the numerator of which shall be equal to the number of shares of Common Stock then owned by such Preemptive Rights Holder and the denominator of which shall be equal to the total number of shares of Common Stock then outstanding (other than treasury shares).
          (f) In the event that any Preemptive Rights Holder elects to purchase Covered Securities pursuant to this Section 4.7, the closing of the applicable Preemptive Rights Offer shall be consummated concurrently with the respective issuance of Covered Securities to the other purchasers in such offering; provided, that at the election of the Company, the closing of the sale to the Preemptive Rights Holders may be delayed to the extent necessary to comply with the provisions of Section 4.7(d).
          (g) Any Covered Security proposed to be issued and not purchased by any Preemptive Rights Holder pursuant to Section 4.7(e) may be sold by the Company to any other Person on terms and conditions that are no more favorable to such Person in any material respect than those specified in the Preemptive Rights Notice or any supplement thereto delivered to the Preemptive Rights Holders in accordance with the proviso to Section 4.7(d).
          (h) In the event of a Company Preemptive Rights Transaction involving the sale of Covered Securities for consideration other than cash, then the consideration to be paid by the Preemptive Rights Holders exercising Preemptive Rights shall be determined (i) in accordance with Section 3.5 in the case of consideration consisting of Marketable Securities or (ii) in the case of consideration other than Marketable Securities, the value of such consideration shall be determined by mutual agreement of the relevant Preemptive Rights Holders and the Company; provided, that if the Preemptive Rights Holders and the Company cannot agree to such valuation within 10 business days of the date of the Preemptive Rights Notice (or, if the Preemptive Rights Notice did not specify the consideration to be paid in the Company Preemptive Rights Transaction, 10 business days from the date that notice of such consideration was actually given to the Preemptive Rights Holders), then (x) the Company and the Preemptive Rights Holders holding a majority of the Common Stock held by all Preemptive Rights Holders party to this Agreement shall engage a mutually acceptable investment banking firm or independent appraiser to determine the fair market value of the consideration. The determination of such firm or appraiser shall be final and binding upon the Preemptive Rights Holders and the Company. The costs and expenses incurred in connection with the determination made by the investment banking firm or independent appraiser shall be borne by the Company.
          (i) At any closing held pursuant to this Section 4.7, the purchase price for the purchase for the relevant securities shall be paid in cash (by wire transfer of immediately available funds to an account specified in writing by the Company at least three (3) business days prior to the date of such closing) or by certified or official bank check.
          Section 4.8 Termination of Tag-Along and Preemptive Rights. The provisions of this Article IV shall expire upon the occurrence of a Public Offering Event.
ARTICLE V.
REGISTRATION RIGHTS
          Section 5.1 Definitions. For purposes of this Agreement:
          (a) “Company Securities” means Other Securities sought to be included in a registration for the Company’s account.
          (b) “Other Securities” means securities of the Company sought to be included in a registration other than Registrable Securities.
          (c) “Public Offering Event” means the first date after which the Company has completed one or more public offerings of Common Stock in an aggregate offering amount of at least $35,000,000 as a result of which at least fifteen percent (15%) of the outstanding Common Stock, other than treasury shares (after giving effect to such offerings), is publicly traded.
          (d) “Registrable Securities” means shares of Common Stock owned by the Stockholders, other than any shares of Common Stock the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration.
          (e) “Registration Expenses” means any and all expenses incident to performance of or compliance with any registration of securities pursuant to this Article V, including, without limitation, (i) the fees, disbursements and expenses of the Company’s counsel and accountants, including for special audits and comfort letters; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any underwriting agreements and blue sky or legal investment memoranda and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (“NASD”)

of the terms of the sale of the securities to be disposed of; (vi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix) all expenses with respect to road shows that the Company is obligated to pay pursuant to Section 5.7(p); (x) the reasonable fees and expenses of one counsel for all Selling Holders participating in the registration incurred in connection with any such registration, such counsel to be selected by the Selling Holder who requested the largest number of shares of Common Stock to be included in the registration; and (xi) any other fees and disbursements of underwriters customarily paid by the sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any (which underwriting discounts and commissions and transfer taxes shall be borne by each participant in a particular offering and, if selling securities in such offering, the Company, pro rata in accordance with the total amount of securities sold in such offering by each such Person in accordance with Section 5.6). Unless otherwise required, the Company shall not be required to pay the fees and expenses of counsel to the underwriters.
          (f) “Registration Party” means any Executive Stockholder or any GEI Party.
          (g) “Selling Holders” means, with respect to any registration statement, any Stockholder whose Registrable Securities are included therein.
          (h) “Shelf Underwritten Offering” means an underwritten offering of Registrable Securities by a Selling Holder pursuant to a take-down from a Shelf Registration Statement in accordance with Section 5.4(e).
          Section 5.2 Stockholder Demand Rights.
          (a) Subject to the terms and conditions of this Agreement, and at any time after the consummation of a Public Offering Event, upon written notice delivered by a Registration Party (a “Demand”) at any time requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act of any or all of the Registrable Securities held by the Registration Parties, which Demand shall specify the number and type of such Registrable Securities to be registered and the intended method or methods of disposition of such Registrable Securities, the Company shall promptly give written notice of such Demand to all other Stockholders and other Persons who may have piggyback registration rights with respect to such Demand Registration and shall use its best efforts to file the Demand Registration within 60 days of the Demand in order to effect the registration under the Securities Act and applicable state securities laws of (i) the Registrable Securities which the Company has been so requested to register by such Registration Parties in the Demand, and (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within twenty (20) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), and to cause the same to be declared effective by the SEC as promptly as practicable thereafter, all to the extent requisite to permit the disposition (in accordance with such intended methods of disposition) of the Registrable Securities to be so registered. There shall be no limit to the number of occasions on which any Executive Stockholder or any GEI Party may make

Demands. No Registration Party shall be entitled to make a Demand pursuant to this Section 5.2 unless such Registration Party, together with all other Registration Parties delivering the Demand, are requesting the registration of Common Stock with an aggregate estimated market value of at least $15,000,000. In connection with the Transfer of Registrable Securities to any GEI Transferee or Executive Transferee, a Registration Party may assign (i) the right to exercise a Demand Registration pursuant to this Section 5.2(a) and/or (ii) the right to participate in any registration pursuant to the terms of Section 5.3. In the event of any such assignment, references to the Registration Parties in this Section 5.2(a) and in Section 5.4(a) shall be deemed to refer to the relevant transferee, as appropriate. The relevant Registration Party shall give prompt written notice of any such assignment to the Company and the other Stockholders.
          (b) RESERVED.
          (c) Company Blackout Rights. With respect to any registration statement filed, or to be filed, pursuant to this Section 5.2, if (i)(A) the Company determines in good faith that such registration would cause the Company to disclose material non-public information which disclosure (x) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (y) would not be required to be made at such time but for the filing or effectiveness of such registration statement and (z) would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or any of its Subsidiaries and that, as a result of such potential disclosure or interference, it is in the best interests of the Company to defer the filing or effectiveness of such registration statement at such time, and (B) the Company promptly furnishes to the Selling Holders a certificate signed by the chief executive officer of the Company to that effect, or (ii) prior to receiving the Demand, the Board of Directors had determined to effect a registered underwritten offering of the Company’s securities for the Company’s account and the Company had taken substantial steps (including but not limited to selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering, then the Company shall have the right to defer such filing or effectiveness for the period necessary, as determined by the Board of Directors of the Company in good faith, in the case of a deferral pursuant to clause (i) above, or until the proposed registration for the Company’s account is completed or abandoned, in the case of a deferral pursuant to clause (ii) above, provided, that such deferral, together with any other deferral or suspension of the Company’s obligations under Section 5.2 or Section 5.4, shall not be effected for a period of more than one hundred twenty (120) days, in the aggregate, for all such deferrals or suspensions over any twelve-month period. The Company shall promptly notify the Selling Holders of the expiration of any period during which it exercised its rights under this Section 5.2(c). The Company agrees that, in the event it exercises its rights under this Section 5.2(c), it shall, as promptly as practicable following the expiration of the applicable deferral period, file or update and use its best efforts to cause the effectiveness of, as applicable, the applicable deferred registration statement.
          (d) Fulfillment of Registration Obligations. Notwithstanding any other provision of this Agreement, a registration requested pursuant to this Section 5.2 shall not be deemed to have been effected (i) unless it has become effective, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than a misrepresentation or an omission by a Registration Party and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement; provided, that if such registration is a shelf registration pursuant to Section 5.4, such registration shall be deemed to have been effected if such registration statement remains effective for the period specified in Section 5.4, (iii) if not a shelf registration and the registration does not contemplate an underwritten offering, if it does not remain effective for at least one hundred eighty (180) days (or such shorter period as will terminate when all securities covered by such registration statement have been sold or withdrawn); or if not a shelf registration and such registration statement contemplates an underwritten offering, if it does not remain effective for at least one hundred eighty (180) days, or if sooner, the completion of such distribution, plus such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer or (iv) in the event of an underwritten offering, if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a Registration Party.
          Section 5.3 Piggyback Registration Rights.
          (a) In the event that the Company at any time proposes or is required to register any of its Common Stock under the Securities Act (including pursuant to Section 5.2 hereof), whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, subject to the last sentence of this Section 5.3(a), it shall at each such time give prompt written notice (the “Piggyback Notice”) to each Stockholder of its intention to do so, which Piggyback Notice shall specify the number and class or classes (or type or types) of Registrable Securities to be registered. Upon the written request of any Stockholder made within fifteen (15) business days after receipt of the Piggyback Notice by such Person (which request shall specify the number of Registrable Securities intended to be disposed of), subject to the other provisions of this Article V, the Company shall effect, in connection with the registration of such Common Stock, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register. Notwithstanding anything to the contrary contained in this Section 5.3, the Company shall not be required to effect any registration of Registrable Securities under this Section 5.3 incidental to the registration of any of its securities on Forms S-4 or S-8 (or any similar or successor form providing for the registration of securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans) or any other form that would not be available for registration of Registrable Securities.
          (b) Determination Not to Effect Registration. If at any time after giving such Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration the Company shall determine for any reason (including the withdrawal by any Registration Party exercising a Demand) not to register the securities originally intended to be included in such registration, the Company may, at its election, give written notice of such determination to the Selling Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of securities originally intended to be included in such registration, without prejudice, however, to the right of a Registration Party immediately to request that such registration be effected as a registration under Section 5.2 (including a shelf registration under Section 5.4) to the extent permitted thereunder.
          (c) Cutbacks in Company Offering. If the registration referred to in the first sentence of Section 5.3(a) is to be an underwritten registration on behalf of the Company, and the lead underwriter or managing underwriter advises the Company in writing (with a copy to each Selling Holder) that, in such firm’s good faith view, the number of Other Securities and Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities and Registrable Securities then contemplated, the Company shall include in such registration:
     (i) first, all Company Securities; and
     (ii) second, Registrable Securities, pro rata on the basis of the relative number of such Registrable Securities owned by the Persons seeking such registration.
          (d) Cutbacks in Other Offerings. If the registration referred to in the first sentence of Section 5.3(a) is to be an underwritten registration other than on behalf of the Company, and the lead underwriter or managing underwriter advises the Selling Holders in writing (with a copy to the Company) that, in such firm’s good faith view, the number of Registrable Securities and Other Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities then contemplated, the Company shall include in such registration. Registrable Securities and Other Securities (other than Company Securities) that are requested to be included in such registration pursuant to Section 5.2, this Section 5.3 and the terms of any other registration rights agreement to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities and Other Securities owned by the Persons seeking such registration.
          (e) Expiration. Notwithstanding any other provision of this Agreement, the right of any Stockholder to include securities of a particular class in a registration pursuant to this Section 5.3 shall expire at such time as all Registrable Securities of such class held by such Stockholder are eligible to be sold to the public pursuant to Rule 144 without limitation as a result of the volume restrictions set forth therein.
          Section 5.4 Shelf Registration.
          (a) General; Duration. Any Registration Party shall have the right pursuant to Section 5.2 at any time, upon the Company’s eligibility to use Form S-3 (or any successor form to Form S-3, or any similar short-form registration statements), and from time to time, to request, in connection with delivery of a Demand, that the Company prepare and file with the Commission a “shelf” registration statement (the “Shelf Registration Statement”) on the appropriate form for an offering to be made, covering the Registrable Securities requested to be included therein, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule or similar provision then in effect) in the manner or manners designated by such Registration Party (including, without limitation, one or more underwritten offerings). Subject to Section 5.7(b), the Company shall use its best efforts to have the Shelf Registration Statement declared effective by the Commission as soon as practicable and to keep such Shelf Registration Statement continuously effective and free of material misstatements or omissions (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (i) the date on which the Registration Party and all other Selling Holders have consummated the sale of all Registrable Securities registered under the Shelf Registration Statement or (ii) twelve months from the date the Shelf Registration Statement first became effective, subject to extension (A) pursuant to Section 5.4(b)(ii) or (B) for any period of time during which the offering of Registrable Securities pursuant to such Shelf Registration Statement is interfered with by a stop order, injunction or other order or requirement of the Commission or any other governmental agency or court.
          (b) Company Blackout Rights.
     (i) Prior to Effectiveness. With respect to any Shelf Registration Statement filed, or to be filed, pursuant to this Section 5.4, if (A) (x) the Company determines in good faith that such registration would cause the Company to disclose material non-public information which disclosure (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing or effectiveness of such registration statement and (iii) would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company and any of its Subsidiaries and that, as a result of such potential disclosure or interference, it is in the best interests of the Company to defer the filing or effectiveness of such Shelf Registration Statement at such time, and (y) the Company promptly furnishes to the Registration Party and any other Persons participating in such registration a certificate signed by the chief executive officer of the Company to that effect, or (B) prior to receiving the request to file the Shelf Registration Statement, the Board of Directors had determined to effect a registered underwritten offering of the Company’s securities for the Company’s account and the Company had taken substantial steps (including but not limited to selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering, then the Company shall have the right to defer such filing or effectiveness for the period necessary, as determined by the Board of Directors of the Company in good faith, in the case of a deferral pursuant to clause (A) above, or until the proposed registration for the Company’s account is completed or abandoned, in the case of a deferral pursuant to clause (B) above, provided, that such deferral, together with any other deferral or suspension of its obligations under Section 5.2 or Section 5.4, shall not be effected for a period of more than one hundred twenty (120) days, in the aggregate, for all such deferrals or suspensions over any twelve-month period. The Company shall promptly notify the Selling Holders of the expiration of any period during which it exercised its rights under this Section 5.4(b)(i). The Company agrees that, in the event it exercises its rights under this Section 5.4(b)(i), it shall, as promptly as practicable following expiration of the applicable deferral period, file or update and use its best efforts to cause the effectiveness of, as applicable, the applicable deferred Shelf Registration Statement.
     (ii) Following Effectiveness. Following effectiveness of any Shelf Registration Statement pursuant to this Section 5.4, (A) if the Company determines in good faith that the availability of the Shelf Registration Statement for use would cause the Company to disclose material non-public information which disclosure (x) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (y) would not be required to be made at such time but for the continued use of such registration statement and (z) would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or any of its Subsidiaries and that, as a result of such potential disclosure or interference, it is in the best interests of the Company to suspend the use of such Shelf Registration Statement at such time, and (B) the Company promptly furnishes to the Registration Party and each other Person participating in such Shelf Registration Statement a certificate signed by the chief executive officer of the Company to that effect, then the Company shall have the right to suspend the use of such Shelf Registration Statement, provided, that such suspension, together with any other suspension or deferral of its obligations under Section 5.2 or Section 5.4, shall not be effected for a period of more than one hundred twenty (120) days, in the aggregate, for all such suspensions or deferrals over any twelve-month period. The Company agrees that, in the event it exercises its rights under this Section 5.4(b)(ii), it shall, as promptly as practicable following expiration of the applicable suspension period, update the suspended Shelf Registration Statement as may be necessary to permit the Selling Holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law. The minimum period of time during which the applicable Shelf Registration Statement must remain effective pursuant to Section 5.4(a) shall be extended by the number of days during the period from and including the date of delivery to the Selling Holders of the certificate contemplated by the first sentence of this Section 5.4(b)(ii) and ending on the date that the Company gives notice as provided herein that such suspension has ended.
          (c) Supplements and Amendments. The Company agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or as otherwise required by this Agreement, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

          (d) Fulfillment of Registration Obligations. A registration will not be deemed to have been effected pursuant to a Shelf Registration Statement unless (i) the provisions of Section 5.2(d) and 5.4(a) are fulfilled with respect to such Shelf Registration Statement and (ii) the Shelf Registration Statement with respect thereto has remained effective for the minimum period of time required by Section 5.4(a), as extended as provided in Section 5.4(a).
          (e) Shelf Underwritten Offerings. At any time that a Shelf Registration Statement is effective, if a Registration Party delivers a notice to the Company (a “Shelf Underwriting Notice”) stating that it intends to effect a Shelf Underwritten Offering of all or part of its Registrable Securities included by it on the Shelf Registration Statement and stating the aggregate offering price and/or number of the Registrable Securities to be included in the Shelf Underwritten Offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities and Other Securities by any Stockholders or holders of Other Securities pursuant to this Section 5.4(e) or the terms of any other registration rights agreement to which the Company may be a party). In connection with any Shelf Underwritten Offering:
     (i) the Company shall deliver a copy of the Shelf Underwriting Notice to all Stockholders and permit each such Stockholder to include its Registrable Securities included by it on the Shelf Registration Statement in the Shelf Underwritten Offering if such Stockholder seeking to so include Registrable Securities notifies the Registration Party and the Company of such request, specifying the aggregate amount of Registrable Securities to be included, within five business days (or such lesser period as is reasonably practicable under the circumstances in the judgment of the underwriter) after receipt of the Shelf Underwriting Notice thereby; provided, that in no event shall the Company be required to include pursuant to this Section 5.4(e) any securities of a class or type other than the classes or types described in the Shelf Underwriting Notice; and
     (ii) if the lead or managing underwriter of a proposed Shelf Underwritten Offering informs the Selling Holders in writing (with a copy to the Company) that, in its good faith view, the number of securities of such class requested to be included in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities to be sold in such offering, then (A) the number of Registrable Securities and Other Securities which will be included in the Shelf Underwritten Offering shall only be that number which, in the good faith opinion of such lead or managing underwriter, can be included without being likely to have a significant adverse effect on the price, timing or distribution of the offering and the sale of the Registrable Securities and Other Securities then contemplated, and (2) each Holder shall be entitled to include Registrable Securities or Other Securities in the Shelf Underwritten Offering in the manner set forth in Section 5.3(d) with respect to allocations in a requested registration.

          Section 5.5 Selection of Underwriters. In the event that any registration pursuant to Section 5.2 shall involve, in whole or in part, an underwritten offering, the two Stockholders who have requested the largest number of shares of Common Stock to be included in the registration shall have the right to designate the underwriter or underwriters; provided, that selection of such underwriters shall be reasonably satisfactory to the Company.
          Section 5.6 Withdrawal Rights; Expenses.
          (a) Except as provided herein, the Company shall pay all Registration Expenses with respect to a particular offering (or proposed offering). Except as provided herein each Selling Holder and the Company shall be responsible for its own fees and expenses of counsel and financial advisors and their internal administrative and similar costs, as well as their respective pro rata shares of underwriters’ commissions and discounts, which shall not constitute Registration Expenses.
          Section 5.7 Registration and Qualification. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Article V, the Company shall as promptly as practicable:
          (a) Registration Statement. Prepare and (as soon thereafter as practicable and in any event, no later than sixty (60) days after the end of the applicable period specified in Section 5.2(a)(ii) within which requests for registration may be given to the Company) file a registration statement under the Securities Act relating to the Registrable Securities to be offered and use its best efforts to cause such registration statement to become effective as promptly as practicable thereafter; furnish to the lead underwriter or underwriters, if any, and to the Selling Holders who have requested that Registrable Securities be covered by such registration statement, prior to the filing thereof with the Commission, a copy of the registration statement, and each amendment thereof, and a copy of any prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act), and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Persons reasonably may on a timely basis propose;
          (b) Amendments; Supplements. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be (i) reasonably requested by any Selling Holder (to the extent such request relates to information relating to such Selling Holder), or (ii) necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) if a shelf registration, the expiration of the applicable period specified in Section 5.4(a) and, if not a shelf registration, the applicable period specified in Section 5.2(d)(iii); provided, that any such required period provided for in Section 5.4(a) or this 5.7(b) shall be extended for such number of days (x) during any period from and including the date any written notice contemplated by paragraph (f) below is given by the Company until the date on which the Company delivers to the Selling Holders the supplement or amendment contemplated by paragraph (f) below or written notice that the use of the prospectus may be resumed, as the case may be, and (y) during which the offering of

Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court or by actions taken by the Company pursuant to Section 5.2(c), Section 5.4(b)(i) or Section 5.4(b)(ii); provided, further, that the Company will have no obligation to a Selling Holder participating on a “piggyback” basis in a registration statement that has become effective to keep such registration statement effective for a period beyond one hundred twenty (120) days from the effective date of such registration statement.
          (c) Copies. Furnish to the Selling Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Selling Holders or such underwriter may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;
          (d) Blue Sky. Use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such U.S. jurisdictions as any Selling Holder or any underwriter of such Registrable Securities shall request, and use its reasonable best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction;
          (e) Delivery of Certain Documents. (i) Furnish to each Selling Holder and to any underwriter of such Registrable Securities an opinion of counsel for the Company (which opinion (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or, in the case of a non-underwritten offering, to the Selling Holders) addressed to each Selling Holder and any underwriter of such Registrable Securities and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the applicable registration statement) covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as any Selling Holder may reasonably request, (ii) furnish (to the extent not inconsistent with applicable accounting policies) to each Selling Holder and any underwriter of such Registrable Securities a “cold comfort” and “bring-down” letter addressed to each Selling Holder and any underwriter of such Registrable Securities and signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement, covering the matters customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and (iii) cause such authorized officers of the Company to execute customary certificates as may be requested by any Selling Holder or any underwriter of such Registrable Securities;
          (f) Notification of Certain Events; Corrections. Promptly notify the Selling Holders and any underwriter of such Registrable Securities in writing (i) of the occurrence of any event as a result of which the registration statement or the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and (iii) if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in any such case as promptly as reasonably practicable thereafter, prepare and file with the Commission an amendment or supplement to such registration statement or prospectus which will correct such statement or omission or effect such compliance;
          (g) Notice of Effectiveness. Notify the Selling Holders and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto has been filed, (ii) of any written comments by the Commission, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;
          (h) Stop Orders. Use its reasonable best efforts to prevent the entry of, and use its best efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus;
          (i) Plan of Distribution. Promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as the lead underwriter or underwriters, if any, and the Selling Holders holding a majority of each class of Registrable Securities being sold agree (with respect to the relevant class) should be included therein relating to the plan of distribution with respect to such class of Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
          (j) Other Filings. Use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;
          (k) NASD Compliance. Cooperate with each Selling Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;
          (l) Shelf Amendments. Upon the request of any Selling Holder, promptly amend any Shelf Registration Statement or take such other action as may be necessary to de-register, remove or withdraw all or a portion of the Selling Holder’s Registrable Securities from a Shelf Registration Statement, as requested by such Selling Holder;
          (m) Listing. Use its reasonable best efforts to cause all such Registrable Securities registered pursuant to such registration to be listed and remain on each securities exchange and automated interdealer quotation system on which identical securities issued by the Company are then listed;
          (n) Transfer Agent; Registrar; CUSIP Number. Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the applicable registration statement;
          (o) Compliance; Earnings Statement. Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to each Selling Holder, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the applicable registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
          (p) Road Shows. To the extent reasonably requested by the lead or managing underwriters in connection with an underwritten offering pursuant to Section 5.2 (including a Shelf Underwritten Offering pursuant to Section 5.4), send appropriate officers of the Company to attend any “road shows” scheduled in connection with any such underwritten offering, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;
          (q) Certificates. Unless the relevant securities are issued in book-entry form, furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to this Article V unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by any Selling Holder or the underwriters of such Registrable Securities (it being understood that the Selling Holders will use their reasonable best efforts to arrange for delivery to The Depository Trust Company); and
          (r) Best Efforts. Use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

          Section 5.8 Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article V, the Company shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements generally with respect to secondary distributions to the extent relevant, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 5.9, and agreements as to the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 5.7(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders and the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Selling Holders to the extent applicable. Subject to the following sentence, such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, when relevant. No Selling Holder shall be required in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Selling Holder’s title to Registrable Securities, power and authority to effect the transfer, any written information provided by the Selling Holder to the Company expressly for inclusion in the related registration statement and such other matters pertaining to compliance with securities laws as may be reasonably requested.
          (a) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article V, the Company shall make available upon reasonable notice at reasonable times and for reasonable periods for inspection by each Selling Holder, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement, and by any attorney, accountant or other agent retained by any Selling Holder or any managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified the Company’s financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Selling Holders, managing underwriters, attorneys, accountants or agents in connection with such registration statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to entry by each party referred to in this clause (b) into customary confidentiality agreements in a form reasonably acceptable to the Company).
          (b) In the case of an underwritten offering requested by the Registration Parties pursuant to Section 5.2 or Section 5.4, the price, underwriting discount and other financial terms for the Registrable Securities of the related underwriting agreement shall be determined by the Selling Holders. In the case of any underwritten offering of securities by the Company pursuant to Section 5.3, such price, discount and other terms shall be determined by the Company, subject to the right of Selling Holders to withdraw their Registrable Securities from the registration pursuant to 5.3(b).
          (c) Subject to Section 5.8(a), no Person may participate in an underwritten offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreement and other documents reasonably required under the terms of such underwriting arrangements.
          Section 5.9 Indemnification and Contribution.
          (a) Indemnification by the Company. In the case of each offering of Registrable Securities made pursuant to this Article V, the Company agrees to indemnify and hold harmless, to the extent permitted by law, each Selling Holder, each underwriter of Registrable Securities so offered and each Person, if any, who controls or is alleged to control (within the meaning set forth in the Securities Act) any of the foregoing Persons, the Affiliates of each of the foregoing, and the officers, directors, partners, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney’s fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement by the Company or alleged untrue statement by the Company of a material fact contained in the registration statement (or in any preliminary, final or summary prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission by the Company or alleged omission by the Company to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Person furnished in writing to the Company by or on behalf of such Person expressly for inclusion in the registration statement (or in any preliminary, final or summary prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Person and shall survive the transfer of such securities.
          (b) Indemnification by Selling Holders. In the case of each offering made pursuant to this Agreement, each Selling Holder, by exercising its registration rights hereunder, agrees to indemnify and hold harmless, to the extent permitted by law, the Company, each other Selling Holder and each Person, if any, who controls or is alleged to control (within the meaning set forth in the Securities Act) any of the foregoing, any Affiliate of any of the foregoing, and the officers, directors, partners, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney’s fees and disbursements), claims and damages to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement made by such Selling Holder of a material fact contained in the registration statement (or in any preliminary, final or summary prospectus included therein) relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or any omission by such Selling Holder of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to such Selling Holder furnished in writing to the Company by or on behalf of such Selling Holder expressly for inclusion in such registration statement (or in any preliminary, final or summary prospectus included therein), or any amendment thereof or supplement thereto; provided, however, that such Selling Holder shall not be liable in any case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Selling Holder has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. The liability of any Selling Holder hereunder shall be several and not joint and in no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Holder under the sale of the Registrable Securities giving rise to such indemnification obligation.
          (c) Indemnification Procedures. Each party entitled to indemnification under this Section 5.9 shall give notice to the party required to provide indemnification promptly after such indemnified party has actual knowledge that a claim is to be made against the indemnified party as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of such claim or litigation resulting therefrom and any related settlement and settlement negotiations, subject to the limitations on settlement set forth below; provided, that counsel for the indemnifying party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the indemnified party (whose approval shall not unreasonably be withheld), and the indemnified party may participate in such defense at such party’s expense; and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 5.9, except to the extent the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding the foregoing, an indemnified party shall have the right to retain separate counsel, with the reasonable fees and expenses of such counsel being paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel or if the indemnifying party has failed to assume the defense of such action. No indemnified party shall enter into any settlement of any litigation commenced or threatened with respect to which indemnification is or may be sought without the prior written consent of the indemnifying party (such consent not to be unreasonably withheld). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, reasonably satisfactory to the indemnified party, from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
          (d) Contribution. If the indemnification provided for in this Section 5.9 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, liability, cost, claim or damage as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 5.9(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.9(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section.
          (e) Indemnification/Contribution under State Law. Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 5.9 (with appropriate modifications) shall be given by the Company and the Selling Holders and underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.
          (f) Obligations Not Exclusive. The obligations of the parties under this Section 5.9 shall be in addition to any liability which any party may otherwise have to any other Person.

          (g) Survival. For the avoidance of doubt, the provisions of this Section 5.9 shall survive any termination of this Agreement or transfer of securities.
          Section 5.10 Cooperation; Information by Selling Holder.
          (a) It shall be a condition of each Selling Holder’s rights under this Article V that such Selling Holder cooperate with the Company by entering into any undertakings and taking such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of the NASD or which are otherwise customary and which the Company or the underwriters may reasonably request to effectuate the offering.
          (b) Each Selling Holder shall furnish to the Company such information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article V. The Company shall have the right to exclude from the registration any Selling Holder that does not comply with this Section 5.10.
          (c) At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Article V; provided, however, that the indemnification provisions of such underwriting agreement as they relate to the Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to written information furnished by such Selling Holders.
          Section 5.11 Rule 144 and Rule 145. Following the consummation of a Public Offering Event, the Company shall use its best efforts to ensure that the conditions to the availability of Rule 144 and Rule 145 set forth in paragraph (c) of Rule 144 shall be satisfied. The Company agrees to use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after it has become subject to such reporting requirements. Upon the request of any Stockholder for so long as such information is a necessary element of such Person’s ability to avail itself of Rule 144 or Rule 145, the Company will deliver to such Person (i) a written statement as to whether it has complied with such requirements and (ii) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Person may reasonably request in availing itself of any rule or regulation of the Commission allowing such Person to sell any such securities without registration.
          Section 5.12 Holdback Agreement. Each of the Company and each holder of Registrable Securities (whether or not such Registrable Securities are covered by a registration statement filed pursuant to Section 1.7, Section 5.2, 5.3 or 5.4 hereof), agrees, if requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Registrable Securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), or exercise any registration right during the period beginning ten (10) days prior to, and ending ninety (90) days after, the closing date of the underwritten offering made pursuant to such registration statement. The foregoing provisions shall not apply to the Company or any other Person if such Person is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Person shall undertake not to effect any public sale or distribution of the class of securities covered by such registration statement (except as part of the underwritten offering) during such period unless it has provided sixty (60) days’ prior written notice of such sale or distribution to the managing underwriter.
          Section 5.13 Suspension of Sales. Each Selling Holder participating in a registration agrees that, upon receipt of notice from the Company pursuant to Section 5.7(f), such Selling Holder will discontinue disposition of its Registrable Securities pursuant to such registration statement until receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.7(f), or until advised in writing by the Company that the use of the prospectus may be resumed, as the case may be, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities which are current at the time of the receipt of the notice of the event described in Section 5.7(f).
ARTICLE VI.
REPRESENTATIONS AND WARRANTIES
          Section 6.1 Representations and Warranties. Each party hereto represents and warrants to each other party hereto as follows:
          (a) If such party is not a natural Person, it is duly organized and validly existing and in good standing under the laws of the state or jurisdiction of its organization or formation.
          (b) Such party has full power and authority to execute, deliver and perform this Agreement and the documents contemplated hereby. If such party is not a natural Person, the execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by it and no other action on its part is necessary. This Agreement and the documents contemplated hereby to which such party is a party have been duly executed and delivered by such party and constitute the valid and binding obligation of such party enforceable against such party in accordance with their respective terms.
          (c) The execution, delivery and performance of this Agreement by such party and the consummation of the transactions contemplated hereby will not (with or without giving of notice, the lapse of time, or both): (i) with respect to any party which is not a natural Person, violate or conflict with any of the provisions of its governing documents; (ii) conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, ordinance, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to such party; and (iii) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement, instrument, license, or permit to which such party is a party or by which such party or any of its assets or properties may be bound.
ARTICLE VII.
NOTICES
     All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail, on the first business day following delivery by recognized overnight courier services or when delivered personally or sent by facsimile transmission (with receipt confirmed) as follows:
     (i) if to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to the Stockholders, Attention: Chief Executive Officer;
     (ii) if to the Executive, to:
Kenneth Levine
405 Whitetail Road
Dalton, PA 18414
Facsimile No.: (507) 586-7733
or at such other place as the Executive shall have designated by notice as herein provided to the Company and the other Stockholders;
     (iii) if to any Stockholder other than a GEI Party, at the address of such Stockholder as set forth in the stock records of the Company or at such other place as such Stockholder shall have designated by notice as herein provided to the Company and the other Stockholders; and
     (iv) if to any GEI Party, to:
Green Equity Investors II, L.P.
11111 Santa Monica Boulevard, Suite 2000
Los Angeles, CA 90025
Attention: Jonathan Seiffer
Facsimile No.: 310-954-0404
with a copy to:
Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, New York 10022
Attention: Howard A. Sobel, Esq.
Facsimile No.: 212-751-4864

or at such other place as GEI shall have designated by notice as herein provided to the Company and the other Stockholders.
ARTICLE VIII.
SPECIFIC PERFORMANCE
     Due to the fact that the securities of the Company cannot be readily purchased or sold in the open market and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.
ARTICLE IX.
PUT OPTION AND CALL OPTION
          Section 9.1 Put Option. Subject to the provisions of this Article IX, commencing with the fiscal year ending December 31, 2006, the Executive grants to GEI the option (the “Put Option”) to require the Executive to purchase from GEI up to 238,571 shares of Common Stock (the “Put Shares”), in respect of such fiscal year and each fiscal year thereafter (a “Fiscal Year”), until such time as GEI no longer owns any shares of Common Stock, at a price of $21.50 per share (the “Put Price”). The Put Option may be exercised by GEI at any time during the ninety (90) day period following the completion of the Company’s audited financial statements in respect of the Fiscal Year in respect of which the Put Option is exercised (the “Put Period”). Notwithstanding anything to the contrary contained in the first sentence of this Section 9.1, the number of Put Shares in respect of the fiscal year ending December 31, 2007 shall equal (i) 142,142 plus (ii) the difference between (a) 477,142 and (b) the sum of the actual aggregate number of Call Shares (as hereinafter defined) subject to the exercise of one or more Call Options (as hereinafter defined) prior to December 15, 2007 and the actual number of Put Shares subject to the exercise of the Put Option in respect of the fiscal year ending December 31, 2006; provided, however, in no event shall such number of Put Shares exceed 238,571.
          Section 9.2 Call Option. Subject to the provisions of this Article IX commencing with the Fiscal Year ending December 31, 2006, GEI grants to the Executive the option (the “Call Option”) to require GEI to sell to the Executive up to 477,142 shares of Common Stock (the “Call Shares”), in respect of such Fiscal Year (to the extent that GEI owns such number of shares as of the time of the giving of the Call Notice, as defined in Section 9.6) and each Fiscal Year thereafter, until such time as GEI no longer owns any shares of Common Stock, at a price of $21.50 per share (the “Call Price”). The Call Option may be exercised by the Executive (i) at any time and from time to time during the three hundred and sixty (360) day period following the completion of the Company’s audited financial statements in respect of the Fiscal Year ending December 31, 2006, (ii) at any time and from time to time during the three hundred (300) day period following the completion of the Company’s audited financial statements in respect of the fiscal year ending December 31, 2007 and (iii) at any time during the ninety (90) day period following the completion of the Company’s audited financial statements in respect of each Fiscal Year thereafter in respect of which the Call Option is exercised (each such period during which the Call Option may be exercised is referred to herein as the “Call Period”). The Executive may assign thereafter his rights and obligations under the Put Option and the Call Option to the Company (an “Assignment”) provided that the Company is and will be permitted to exercise the rights, and perform the obligations of, the Executive under this Article IX pursuant to the terms of any indenture or loan agreement or other instrument or agreement to which the Company is a party, and applicable law. Any determination to be made by the Company with respect to an Assignment shall be made by a majority of the Board of Directors of the Company.
          Section 9.3 Equity Value. Notwithstanding anything to the contrary contained in Section 9.1 and Section 9.2, in no event shall (i) GEI be required to sell any shares in respect of any Fiscal Year if the Equity Value is greater than $26.87 per share and (ii) the Executive be required to purchase any shares in respect of any Fiscal Year if the Equity Value is less than $16.12 per share. The term Equity Value shall mean, in respect of each Fiscal Year, (a) the product of the Company’s EBITDA in respect of such Fiscal Year multiplied by 8, (b) minus the Company’s Net Debt as of the end of such Fiscal Year (c) divided by the number of shares of the Company’s Common Stock outstanding (other than treasury shares) as of the end of such Fiscal Year.
          Section 9.4 Adjusted Put Price. For the Fiscal Year ending December 31, 2009 and each Fiscal Year thereafter, notwithstanding the maximum and minimum Equity Values set forth in Section 9.3, in the event that, for each of such Fiscal Year and the immediately prior Fiscal Year (which, in the case of the fiscal year ending December 31, 2009, shall be the Fiscal Year ending December 31, 2008), the Equity Value is greater than $26.87 per share and the Company’s ratio of Net Debt/EBITDA is less than 3.0x, (i) the Put Price shall be adjusted as of the end of and in respect of such Fiscal Year to equal the Equity Value as of the end of such Fiscal Year and (ii) the number of Put Shares which GEI shall have the right to require the Executive to purchase in respect of such Fiscal Year shall be adjusted to equal the number (the “Adjusted Put Shares”) determined by dividing (i) the lower of (x) the maximum amount of Debt that the Company could incur such that the ratio of Net Debt/EBITDA as of the end of such Fiscal Year would not exceed 3.0x, and (y) the maximum amount of Debt that the Company could incur such that Net Debt as of the end of such Fiscal Year would not exceed $50 million, by (ii) the Equity Value as of the end of such Fiscal Year; provided, however, that in no event shall the number of Adjusted Put Shares exceed a number of shares equal to the difference between (a) the product of (x) the number of completed Fiscal Years since the end of the Fiscal Year ending December 31, 2005, multiplied by (y) 238,571, minus (b) the aggregate number of shares of Common Stock previously purchased by the Executive or the Company from GEI since the end of the Fiscal Year ending December 31, 2005 pursuant to Section 9.1 and 9.2.

          Section 9.5 Exercise of Put Option; Closing. The Put Option may be exercised during each Put Period by GEI giving a written notice of such exercise (the “Put Notice”) to the Executive at any time during such Put Period, and shall be consummated after the giving of such Put Notice (the “Put Closing”). The Put Closing shall be held at 10 a.m. on the thirtieth day following the giving of the Put Notice at the principal offices of the Company or at such other time and location as to which the parties hereto shall mutually agree. At the Put Closing, (i) GEI shall deliver certificates evidencing the Put Shares to the Executive, duly endorsed in blank or with stock powers duly executed in blank or with such other instruments of transfer as may be necessary (in the reasonable opinion of counsel to the Executive) to transfer title to the Put Shares free and clear of all liens and encumbrances and (ii) the Executive shall wire transfer to GEI funds in the amount of the purchase price thereof, as determined pursuant to this Article IX.
          Section 9.6 Exercise of Call Option; Closing. The Call Option may be exercised during each Call Period (and from time to time during the Call Period in respect of the fiscal years ending December 31, 2006 and December 31, 2007) by the Executive giving a written notice of such exercise (the “Call Notice”) to GEI at any time during such Call Period, and shall be consummated after the giving of such Call Notice (the “Call Closing”). The Call Closing shall be held at 10 a.m. on the thirtieth day following the giving of the Call Notice at the principal offices of the Company, or at such other time and location as to which the parties hereto shall mutually agree. At the Call Closing, (i) GEI shall deliver certificates evidencing the Call Shares to the Executive, duly endorsed in blank or with stock powers duly executed in blank or with such other instruments of transfer as may be necessary (in the reasonable opinion of counsel to the Executive) to transfer title to the Call Shares free and clear of all liens and encumbrances, and (ii) the Executive shall wire transfer to GEI funds in the amount of the purchase price thereof, as determined pursuant to this Article IX.
          Section 9.7 Certain Definitions. For purposes of this Article IX:
          (a) “Debt” means, all liabilities, contingent or otherwise, which are any of the following: (i) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than inventory, or (ii) lease obligations which, in accordance with GAAP, have been, or which should be, capitalized.
          (b) “EBITDA” means, in any period, all earnings before all (i) interest and tax obligations, (ii) depreciation and (iii) amortization for said period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Company, and calculated based upon the most recent financial statements.
          (c) “Net Debt” means, at any time, the outstanding amount of the Company’s Debt, minus the aggregate amount of the Company’s cash and cash equivalents, at such time.
          Section 9.8 Regulatory Consents. The Company, GEI and the Executive shall cooperate with one another in obtaining any consent, approval, waiver authorization, order, or approval of or any exemption by any governmental entity or other public or private third party (individually and collectively, a “Consent”) required to be obtained or made in connection with the transactions contemplated by this Article IX (the “Put and Call Transactions”). If required, the Company and the Executive shall take all reasonable action necessary to file notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any other applicable law governing antitrust or competition matters (a “HSR Filing”) and to respond as promptly as practicable to all inquiries and requests received from any governmental entity in connection with antitrust matters related to the Put and Call Transactions. To the extent any Consent or HSR Filing is required to be made in connection with the Put and Call Transactions, the Put Closing or Call Closing (or such applicable portion of such Put Closing or Call Closing), as applicable, shall be delayed until the earliest time as such Consent is obtained or any applicable waiting period or required approval under the HSR Act or other applicable laws required in connection with the Put and Call Transactions shall have expired or been earlier terminated or received.
ARTICLE X.
MISCELLANEOUS.
          Section 10.1 Entire Agreement; Amendments. This Agreement amends and restates in its entirety the Stockholders Agreement dated as of March 31, 1998 among the Company, GEI, the Executive and Richard Rutta, as in effect on the date hereof, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and each of the Stockholders from time to time party hereto; provided, however, that any of the provisions of this Agreement may be modified, amended or eliminated by agreement of (i) the Company and (ii) holders of a majority of the Common Stock held by all Stockholders, which majority must include (x) the Executive Stockholders (so long as the Executive is entitled to nominate at least one member of the Board of Directors pursuant to Section 1.1(b)) and (y) GEI (so long as it is entitled to nominate at least one member of the Board of Directors pursuant to Section 1.1(c)), which agreement shall bind each Stockholder whether or not such Stockholder has agreed thereto. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, any Stockholder shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of Common Stock acquired from such Stockholder. Nothing in this Section 10.1 shall be deemed to limit the ability of any party to assign its rights hereunder in the manner contemplated hereby.
          Section 10.2 No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, any party shall be valid and binding upon any and all Persons who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of Common Stock acquired from such party.
          Section 10.3 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective successors and assigns; provided, however, that nothing contained herein shall be construed as granting to any party the right to transfer any Common Stock except in accordance with this Agreement.
          Section 10.4 Recapitalization, Exchanges, etc. Affecting Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Common Stock and any option, right or warrant to acquire Common Stock and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by stock split, stock dividend, merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, upon conversion of or in substitution for such Common Stock by combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event of any change in the capitalization of the Company as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.
          Section 10.5 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.
          Section 10.6 Arbitration. Except as set forth in Article VIII, arbitration shall be the exclusive remedy for resolving any dispute or controversy between or among the Company, any of its Subsidiaries and/or the Stockholders. Such arbitration shall be conducted in accordance with the then most applicable rules of the American Arbitration Association. The arbitrator shall be empowered to grant only such relief as would be available in a court of law. In the event of any conflict between this Agreement and the rules of the American Arbitration Association, the provisions of this Agreement shall be determinative. If the parties are unable to agree upon an arbitrator, they shall select a single arbitrator from a list including a number of arbitrators determined by multiplying the number of parties to the arbitration by two and adding one. The arbitrators shall be designated by the office of the American Arbitration Association having responsibility for the city in which the Company has its executive office, all of whom shall be retired judges who are actively involved in hearing private cases or members of the National Academy of Arbitrators. If the parties are unable to agree upon an arbitrator from such list, they shall each strike names alternatively from the list, with the first to strike being determined by lot. After each party has used two strikes, the remaining name on the list shall be the arbitrator. The fees and expenses of the arbitrator shall initially be borne equally by the parties; provided, however, that each party shall initially be responsible for the fees and expenses of its own representatives and witnesses. If the parties cannot agree upon a location for the arbitration, the arbitrator shall determine the location. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. The prevailing party in the arbitration proceeding, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled to the extent provided by law to reimbursement from the other party for all of the prevailing party’s costs (including, but not limited to, the arbitrator’s compensation), expenses and reasonable attorneys’ fees.
          Section 10.7 Litigation Expenses. Should any party to this Agreement be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys’ fees and court costs incurred by reason of such litigation.
          Section 10.8 Headings; Interpretation. The Article and Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.
          Section 10.9 Business Day. For purposes of this Agreement, “business day” means any day other than Saturday, Sunday or a day on which banks in are authorized by law to be closed in New York, NY. In the event any deadline for the taking of any action or delivery of any notice hereunder falls on a day which is not a business day, then such deadline shall be deemed to be extended until 5:00 p.m. New York City time on the next business day.
          Section 10.10 Further Actions. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
          Section 10.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.
          Section 10.12 Jurisdiction. The Company and the Stockholders hereby irrevocably and unconditionally consent to the jurisdiction of any Delaware court or federal court of the United States sitting in the State of Delaware in any action or proceeding relating to this Agreement and consents to service of process in connection therewith by the delivery of notice to such Person’s address at the address for notices to such Person pursuant to this Agreement.
          Section 10.13 Governing Law. This Agreement will be governed by and construed under the internal laws of the State of Delaware (without regard to principles of conflicts of laws that would result in the application of any law other than the law of the State of Delaware).
          Section 10.14 Spouse. Each Stockholder who is an individual represents, severally and not jointly, that, if such Stockholder is married and resides in a community property state, his or her spouse has signed this Agreement as a party hereto, or if not, has signed the Acknowledgment and Agreement of Spouse at the end of this Agreement.
ARTICLE XI.
CERTAIN DISTRIBUTIONS EXEMPT
          Section 11.1 It is expressly understood and agreed that GEI may, in connection with the expiration, dissolution or winding down of GEI, effect any mandatory distribution to its partners, members or other equity participants, in accordance with the terms of its limited partnership agreement, limited liability company agreement or other constituent documents, of all or any part of the shares of the Company’s capital stock or other Company securities held by it (any such distribution, a “GEI Distribution”), provided that such distribution shall in no event occur prior to the Release Date. Notwithstanding anything to the contrary contained in this Agreement, any GEI Distribution shall not constitute a “Transfer” for any purpose under this Agreement and shall be exempt in all respects from the terms and conditions of this Agreement. As an example, and without limiting the generality of the foregoing, it is expressly understood and agreed that a GEI Distribution shall not constitute a Tag-Along Sale. Further, it is also expressly understood and agreed that, following a GEI Distribution, (i) the shares of the Company’s capital stock or other Company securities distributed to the partners or equity participants of GEI shall in no way be subject to, or entitled to the benefits provided in, this Agreement and (ii) any partner or equity participant of GEI which receives shares of the Company’s capital stock or other Company securities pursuant to a GEI Distribution shall not be required or deemed to become a party to this Agreement or otherwise be subject to this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

DIAMOND TRIUMPH AUTO GLASS, INC.

By:	/s/ Douglas Boyle

Name: Douglas M. Boyle
Title: Chief Financial Officer

GREEN EQUITY INVESTORS II, L.P.

By:	Grand Avenue Capital Partners, L.P.,
its general partner

	By:	/s/ Jonathan Seiffer

Name: Jonathan A. Seiffer
Title:

KENNETH LEVINE

/s/ Kenneth Levine

By:	Kenneth Levine

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